Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Learning Tree International, Inc.

Reston, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated December 11, 2007 relating to the consolidated financial statements and the effectiveness of Learning Tree International, Inc. and subsidiaries’ internal control over financial reporting appearing in the Company’s Form 10-K for the year ended September 28, 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/  BDO Seidman, LLP

Bethesda, Maryland

January 9, 2008